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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hamilton Bancorp Inc. on Form S-1 of our report dated January 31, 1997 (March 17, 1997 as to the completion of the Reorganization described in Note 15), appearing in the Prospectus, which is part of Hamilton Bancorp Inc.'s Registration Statement No. 333-20435, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Miami, Florida
March 26, 1997